GARTNER, INC.
LONG-TERM INCENTIVE PLAN
(January 31, 2019 Amendment and Restatement)

SECTION 1
BACKGROUND AND PURPOSE
1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Units, Performance Shares, and Restricted Stock Units. The Plan originally was effective as of May 29, 2014 (the “Effective Date”) and has been amended and restated effective as of August 1, 2017 and effective as of January 31, 2019.
1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor of any Affiliate. The Plan also is designed to: (1) encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s stockholders, and (2) permit the payment of compensation that qualifies as “performance-based compensation” under Section 162(m) of the Code.
SECTION 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1     “1933 Act” means the Securities Act of 1933, as amended. Reference to a specific section of the 1933 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.2     “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.3     “2003 Plan” means the Gartner, Inc. Long-Term Incentive Plan, as amended and restated effective June 4, 2009.
2.4     “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
2.5     “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company’s common stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
2.6     “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock Awards, Restricted Stock Units, Performance Units or Performance Shares.
2.7     “Award Agreement” means the written agreement (which may be in electronic form) setting forth the terms and conditions applicable to each Award granted under the Plan.
2.8     “Board” or “Board of Directors” means the Board of Directors of the Company.
2.9     “Cash Flow” means as to any Performance Period, cash generated from operating, financing and other business activities.
2.10     “Cause” means the occurrence of any of the following: (a) the Participant’s failure to perform his or her assigned duties or responsibilities (other than a failure resulting from Disability); (b) gross negligence or serious misconduct by the Participant in connection with the discharge of the duties of his or her position; (c) the Participant’s use of drugs or alcohol in such a manner as to materially interfere with the performance of his or her assigned duties or which the Company believes has had or will have a detrimental effect on the Company; (d) the Participant’s commission of (x) a felony, or (y) a misdemeanor that the Company reasonably believes has had or will have a detrimental effect on the Company; or (e) a material violation by the Participant of any written Company employment policy or standard of conduct.
2.11     “Change of Control” means the occurrence of any of the events described in (a), (b) or (c) below, but subject to the rules of (d):
(a) A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company. For purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered an additional Change of Control; or
(b) A change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or for purposes of this subsection (b), once any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered an additional Change of Control; or
(c) A change in the ownership of a “substantial portion of the Company’s assets”, as defined herein. For this purpose, a “substantial portion of the Company’s assets” shall mean assets of the Company having a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such change in ownership. For purposes of this subsection (c), a change in ownership of a substantial portion of the Company’s assets occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that constitute a “substantial portion of the Company’s assets.” For purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(d) For purposes of Section 2.11, the following rules will apply. A transaction will not constitute a Change of Control unless the transaction qualifies as a change of control event within the meaning of Section 409A. Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. A transaction will not constitute a Change of Control if its primary purpose is to: (1) change the state of the Company’s incorporation, or (2) create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s voting securities immediately before such transaction. For purposes of Section 2.11(a), a change in ownership of the Company will not constitute a Change of Control if the stockholders of the Company immediately before such change in ownership, continue to retain, immediately after the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the securities of the Company, and such retained ownership is in substantially the same relative proportions to one another (among the stockholders of the Company immediately before the change in ownership) as their ownership of shares of the Company’s voting securities immediately prior to the change in ownership. For this purpose, indirect beneficial ownership shall include, but not be limited to, ownership of the voting securities of one or more corporations or other entities that, directly or indirectly, own the Company.
2.12     “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.13     “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan. As of the Effective Date, and until otherwise determined by the Board, the Compensation Committee of the Board will serve as the Committee.
2.14     “Common Stock Equivalent” or “CSE” means an Award granted to a Nonemployee Director that, pursuant to Section 12, is designated as a CSE.
2.15     “Company” means Gartner, Inc., a Delaware corporation, or any successor thereto.
2.16     “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is not an Employee or a Director. However, a person shall not be eligible to be granted an Award if inclusion of that person as a Consultant would cause the Awards and/or Shares available under the Plan to be ineligible for registration on a Form S-8 Registration Statement under the 1933 Act.
2.17     “Contract Value” means as to any Performance Period, the value attributable to all of the Company’s subscription-related research products that recognize revenue on a ratable basis. Contract value is calculated as the annualized value of all subscription research contracts in effect at a specific point in time, without regard to the duration of the contract.
2.18     “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.
2.19     “Director” means any individual who is a member of the Board of Directors of the Company.
2.20     “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code. In the case of Awards other than Incentive Stock Options, the Committee, in its discretion, may determine that a different definition of Disability shall apply in accordance with standards adopted by the Committee from time to time.
2.21     “Earnings per Share” means as to any Performance Period, the Company’s Profit, divided by the number of common shares outstanding for the Performance Period.
2.22     “Economic Value Added” means as to any Performance Period, the Company’s Profit, minus average cost of capital employed.
2.23     “Expense Management” means as to any Performance Period, the objective goals set by the Committee for expense control.
2.24     “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. Neither service as a Director nor payment of a director’s fee by the Company will constitute “employment” by the Company.
2.25     “Exchange Program” means a program under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Sections 4.3 or 4.4 nor (ii) transfer or other disposition permitted under Sections 13.7 and 13.8. The implementation of any Exchange Program is subject to stockholder approval as required under Section 3.2.
2.26     “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or SAR.
2.27     “Fair Market Value” means the selling price for Shares on the relevant date, or if there were no sales on such date, the average of the selling prices on the immediately following and preceding trading dates, in either case as reported by the New York Stock Exchange or such other source selected in the discretion of the Committee (or its delegate). As determined in the discretion of the Committee, for this purpose, the selling price may be based on the opening, closing, actual, high, low, or average selling prices of Shares on the relevant date. Unless and until determined otherwise by the Committee, the selling price used for determining Fair Market Value shall be the closing price of a Share on the relevant date. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or the Company) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
2.28     “Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.
2.29     “Fiscal Year” means the fiscal year of the Company.
2.30     “Grant Date” means, with respect to an Award, the date on which the Committee makes the determination granting such Award, or such later date as is determined by the Committee at the time it approves the grant. With respect to an Award granted under the automatic grant provisions of Section 12, “Grant Date” means the applicable date of grant specified in Section 12. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.
2.31     “Incentive Stock Option” means an Option to purchase Shares that by its terms qualifies as and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
2.32     “Nonemployee Director” means a Director who is not an employee of the Company or any Affiliate.
2.33     “Nonemployee Director Compensation” means the cash retainer and meeting fees that are payable to a Nonemployee Director for service on the Board for a calendar year.
2.34     “Nonqualified Stock Option” means an option to purchase Shares that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
2.35     “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.36     “Participant” means the holder of an outstanding Award.
2.37     “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Flow, (b) Contract Value, (c) Earnings Per Share, (d) Economic Value Added, (e) Expense Management, (f) Profit, (g) Return on Capital, (h) Return on Equity, (i) Revenue and (j) Total Shareholder Return. Any Performance Goal used may be measured (1) in absolute terms, (2) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (3) in relative terms (including, but not limited to, as compared to results for other periods of time, and/or against another company, companies or an index or indices), (4) on a per-share or per-capita basis, (5) against the performance of the Company as a whole or a specific business unit(s), business segment(s) or product(s) of the Company, and/or (6) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee, in its discretion, will determine whether any significant element(s) or item(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined in the discretion of the Committee prior to the Determination Date, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles, or as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.
2.38     “Performance Period” means any Fiscal Quarter or such other period longer than a Fiscal Quarter, as determined by the Committee in its sole discretion.
2.39     “Performance Share” means an Award granted to a Participant pursuant to Section 9.
2.40     “Performance Unit” means an Award granted to a Participant pursuant to Section 8.
2.41     “Plan” means the Gartner, Inc. 2014 Long-Term Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
2.42     “Profit” means as to any Performance Period, income.
2.43     “Restricted Stock” means restricted Shares granted pursuant to a Restricted Stock Award.
2.44     “Restricted Stock Award” means an Award granted to a Participant pursuant to Section 7.
2.45     “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 10.
2.46     “Return on Capital” means as to any Performance Period, Profit divided by invested capital.
2.47     “Return on Equity” means as to any Performance Period, the percentage equal to Profit divided by stockholder’s equity.
2.48     “Revenue” means as to any Performance Period, net sales.
2.49     “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.
2.50     “SAR” or “Stock Appreciation Right” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.
2.51     “Section 16(b)” means Section 16(b) of the 1934 Act.
2.52     “Section 16 Person” means an individual who, with respect to Shares, is subject to Section 16 of the 1934 Act and the rules and regulations promulgated thereunder.
2.53     “Section 409A” means Section 409A of the Code.
2.54     “Shares” means the shares of common stock, par value $0.0005 per share, of the Company.
2.55     “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or if Section 424(f) of the Code is modified after the Effective Date, a “subsidiary corporation” as defined in Section 424(f) of the Code.
2.56     “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or Affiliate), the Company’s (or Affiliate’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares, and (c) any other Company (or Affiliate) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to such Award (or exercise thereof or issuance of Shares thereunder).
2.57     “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board. The Committee, in its discretion, may specify in an Award Agreement whether or not a Termination of Service will be deemed to occur when a Participant changes capacities (for example, when an Employee ceases to be such but immediately thereafter becomes a Consultant).
2.58     “Total Shareholder Return” means as to any Performance Period, the total return (change in share price, including treatment of dividends, if any, as determined by the Committee) of a Share.
SECTION 3
ADMINISTRATION
3.1     The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are (a) “outside directors” under Section 162(m), and (b) “non-employee directors” under Rule 16b-3.
3.2     Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company.
3.3     Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company, except that the Committee may not delegate all or any part of its authority under the Plan with respect to Awards granted to any individual who is subject to Section 16(b). Notwithstanding the foregoing, with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not delegate its authority and powers with respect to such Awards if such delegation would cause the Awards to fail to so qualify. To the extent of any delegation by the Committee, references to the Committee in this Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s).
3.4     Decisions Binding. All interpretations, determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
SECTION 4
SHARES SUBJECT TO THE PLAN
4.1     Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available issuance under the Plan shall not exceed the sum of (a) not more than 2,200,000 Shares, plus (b) the number of Shares that, as of May 29, 2014, remain available for issuance under the Company’s 2003 Long-Term Incentive Plan, for a total not to exceed 8,000,000 Shares. (The 2003 Long-Term Incentive Plan will be terminated on the Effective Date and no further awards will be made under that plan, assuming in each case that stockholder approval of this Plan is obtained at the 2014 Annual Meeting). Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.
4.2     Return of Certain Shares. If an Award expires without having been exercised in full, or is forfeited to or repurchased by the Company due to failure to vest, the unpurchased, forfeited or repurchased Shares will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of an Option or Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Shares purchased by the Company in the open market with proceeds from Option exercises will not be added to the Share reserve under the Plan. Notwithstanding the foregoing provisions of this Section 4.2, subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 4.1, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 4.2.
4.3     Adjustments in Awards and Authorized Shares. In the event that any dividend (other than regular, ongoing dividends) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number, type and class of shares (or other equity interests) that may be delivered under the Plan, the number, type class, and price of shares (or other equity interests) subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, 8.1, 9.1, and 10.1. Notwithstanding the preceding, the number of shares (or other equity interests) subject to any Award always shall be a whole number.
4.4     Change of Control. In the event of a Change of Control, each outstanding Award will be treated as the Committee (in its discretion) determines, including, without limitation, that each Award be assumed or an equivalent option or right be substituted by the successor corporation or a parent or Subsidiary of the successor corporation. The Committee will not be required to treat all Awards similarly in the transaction.
4.4.1         Non-Assumption of Awards. If, in connection with a Change of Control, (i) the successor corporation (or a parent or Subsidiary of the successor corporation) does not irrevocably assume or substitute outstanding Awards with awards of equal or greater value having terms and conditions no less favorable to each Participant than those applicable to the Awards immediately prior to the Change of Control or (ii) the Company is the surviving entity, but adjustments necessary to preserve the value of outstanding Awards have not been made, with respect to such Awards and no later than immediately prior to the Change of Control: (a) each Participant will vest fully in, and have the right to exercise, all of such Awards that are Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, (b) all other such Awards that are not Options or SARs will fully vest and any applicable restrictions will lapse, and (c) with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of the target levels of performance applicable to such Awards, and all other terms and conditions met. In addition, if an Option or SAR granted is not assumed or substituted in the event of a Change of Control, the Option or Stock Appreciation Right will terminate upon the Change of Control provided that either (1) before the Change of Control, the Committee notifies the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Committee in its sole discretion, or (2) immediately after the Change of Control, the Participant receives a cash payment equal to the Fair Market Value (calculated at the time of the Change of Control) of the Shares covered by the Option or SAR, minus the Exercise Price of the Shares covered by the Option or SAR. All Awards that become fully vested pursuant to this Section 4.4.1 will terminate and expire upon the occurrence of the Change of Control.
4.4.2         Assumption. For the purposes of this Section 4.4, an Award will be considered assumed if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Shares held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the greatest number of holders of outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of any other Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change of Control. Notwithstanding anything in this Section 4.4 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change of Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
SECTION 5
STOCK OPTIONS
5.1     Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options (and/or SARs) covering more than a total of 2,000,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.
5.2     Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
5.3     Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.
5.3.1         Nonqualified Stock Options. The Exercise Price of each Nonqualified Stock option shall be determined by the Committee in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.
5.3.2         Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.
5.3.3         Substitute Options. Notwithstanding the other provisions of this Section 5.3, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Nonemployee Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an Exercise Price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.
5.4     Expiration of Options.
5.4.1         Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:
(a) The date for termination of the Option set forth in the Award Agreement; or
(b) The expiration of ten (10) years from the Grant Date.
5.4.2         Committee Discretion. Subject to the ten (10)-year limit of Section 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options). With respect to the Committee’s authority in Section 5.4.2(b), if, at the time of any such extension, the Exercise Price of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its originals terms, or (2) ten (10) years from the Grant Date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 5.4.2 shall comply with Section 409A to the extent applicable.
5.5     Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion (but subject to Section 13.12). An Option may not be exercised for a fraction of a Share. After an Option is granted, the Committee, in its sole discretion (but subject to Section 13.12), may accelerate the exercisability of the Option.
5.6     Payment. In order to exercise an Option, the Participant shall give notice in the form specified by the Company and follow such procedures as the Company (or its designee) may specify from time to time. Exercise of an Option also requires that the Participant make arrangements satisfactory to the Company for full payment of the Exercise Price for the Shares. All exercise notices shall be given in the form and manner specified by the Company from time to time.
The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notification of exercise satisfactory to the Company and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 4.3 of the Plan.
5.7     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8     Certain Additional Provisions for Incentive Stock Options.
5.8.1     Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.
5.8.2     Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option).
5.8.3     Employees Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.
5.8.4     Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.
5.8.5     Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option.
SECTION 6
STOCK APPRECIATION RIGHTS
6.1     Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.
6.1.1         Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs (and/or Options) covering more than a total of 2,000,000 Shares.
6.1.2         Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The Exercise Price of each SAR shall be determined by the Committee in its discretion but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Notwithstanding the foregoing, SARs may be granted with a per Share Exercise Price of less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date pursuant to the rules of Section 5.3.3, which also shall apply to SARs.
6.2     SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine (but subject to Section 13.12).
6.3     Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.
6.4     Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times
(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued under the SAR, except as provided in Section 4.3 of the Plan.
SECTION 7
RESTRICTED STOCK AWARDS
7.1     Grant of Restricted Stock Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 1,000,000 Shares of Restricted Stock (and/or Performance Shares or Restricted Stock Units).
7.2     Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine (but subject to Section 13.12). Unless the Committee (or its designee(s)) determine otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
7.3     Transferability. Except as provided in this Section 7 or Section 13.8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable vesting period.
7.4     Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.
7.4.1         General Restrictions. The Committee may set restrictions based upon the Participant’s continued employment or service with the Company and its Affiliates, the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).
7.4.2         Section 162(m) Performance Restrictions. For purposes of qualifying Restricted Stock Awards as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the Determination Date. In granting Restricted Stock Awards which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).
7.4.3         Legend on Certificates. The Committee, in its discretion, may require that a legend be placed on the certificates representing Restricted Stock to give appropriate notice of the applicable restrictions.
7.5     Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock Award shall be released from escrow as soon as practicable after the last day of the vesting period. The Committee, in its discretion and subject to Section 13.12, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend(s) under Section 7.4.3 removed from his or her Share certificate(s), and the Shares shall be freely transferable by the Participant. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company
7.6     Voting Rights. During the vesting period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.
7.7     Dividends and Other Distributions. During the vesting period, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.
7.8     Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall be forfeited to the Company and, except as otherwise determined by the Committee and subject to Section 4.2, again shall become available for grant under the Plan.
SECTION 8
PERFORMANCE UNITS
8.1     Grant of Performance Units. Performance Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant provided that during any Fiscal Year, no Participant shall receive Performance Units having an initial value greater than $5,000,000.
8.2     Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date.
8.3     Performance Objectives and Other Terms. The Committee, in its discretion, shall set performance objectives or other vesting criteria (subject to Section 13.12) that, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to the Participants. Each Award of Performance Units shall be evidenced by an Award Agreement that shall specify any applicable Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
8.3.1         General Performance Objectives or Vesting Criteria. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).
8.3.2         Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the Determination Date. In granting Performance Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).
8.4     Earning of Performance Units. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit, the Committee, in its sole discretion (but subject to Section 13.12), may reduce or waive any performance objectives for such Performance Unit and may accelerate the time at which any restrictions will lapse or be removed.
8.5     Form and Timing of Payment of Performance Units. Payment of earned Performance Units shall be made as soon as practicable after the expiration of the applicable Performance Period (subject to any deferral permitted under Section 13.1), or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period) or in a combination thereof.
8.6     Cancellation of Performance Units. On the date set forth in the Award Agreement, all unearned or unvested Performance Units shall be forfeited to the Company, and, except as otherwise determined by the Committee and subject to Section 4.2, again shall be available for grant under the Plan.
SECTION 9
PERFORMANCE SHARES
9.1     Grant of Performance Shares. Performance Shares may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 1,000,000 Performance Shares (and/or Shares of Restricted Stock or Restricted Stock Units).
9.2     Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
9.3     Performance Share Agreement. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Performance Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
9.4     Performance Objectives and Other Terms. The Committee, in its discretion, shall set performance objectives or other vesting criteria (subject to Section 13.12) that, depending on the extent to which they are met, will determine the number or value of Performance Shares that will be paid out to the Participants. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
9.4.1         General Performance Objectives or Vesting Criteria. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).
9.4.2         Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that any performance objectives applicable to Performance Shares shall be based on the achievement of Performance Goals. In that case, the Performance Goals shall be set by the Committee on or before the Determination Date. In granting Performance Shares that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).
9.5     Earning of Performance Shares. After the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Share and may accelerate the time at which any restrictions will lapse or be removed (but in all cases subject to Section 13.12).
9.6     Form and Timing of Payment of Performance Shares. Payment of vested Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period (subject to any deferral permitted under Section 13.1), or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares or in a combination thereof.
9.7     Cancellation of Performance Shares. On the date set forth in the Award Agreement, all unvested Performance Shares shall be forfeited to the Company, and except as otherwise determined by the Committee and subject to Section 4.2, again shall be available for grant under the Plan.
SECTION 10
RESTRICTED STOCK UNITS
10.1     Grant of Restricted Stock Units. Restricted Stock Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 1,000,000 Restricted Stock Units (and/or Shares of Restricted Stock or Performance Shares).
10.2     Value of Restricted Stock Units. Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
10.3     Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
10.4     Vesting and Other Terms. The Committee, in its discretion, shall set performance objectives or other vesting criteria (subject to Section 13.12) that, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Participants. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
10.4.1     General Performance Objectives or Vesting Criteria. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).
10.4.2     Section 162(m) Performance Objectives. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that any performance objectives applicable to Restricted Stock Units shall be based on the achievement of Performance Goals. In that case, the Performance Goals shall be set by the Committee on or before the Determination Date. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).
10.5     Earning of Restricted Stock Units. After the applicable vesting period has ended, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the vesting period. After the grant of a Restricted Stock Unit, the Committee, in its sole discretion, may reduce or waive any vesting condition that must be met to receive a payout for such Restricted Stock Unit and may accelerate the time at which any restrictions will lapse or be removed (but in all cases subject to Section 13.12).
10.6     Form and Timing of Payment of Restricted Stock Units. Payment of vested Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Award Agreement (subject to any deferral permitted under Section 13.1) or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.
10.7     Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company, and except as otherwise determined by the Committee and subject to Section 4.2, again shall be available for grant under the Plan.
SECTION 11
PERFORMANCE-BASED COMPENSATION UNDER CODE SECTION 162(m)
11.1     General. If the Committee, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 11 will control over any contrary provision in the Plan. The Committee, in its discretion, also may grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
11.2     Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may, in the discretion of the Committee, be made subject to the achievement of one or more Performance Goals.
11.3     Procedures. To the extent necessary to comply with the “performance-based compensation” provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under such section, on or before the Determination Date (i.e., within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period or such other time as may be required or permitted by Section 162(m) of the Code), the Committee will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) determine the Performance Period, (iii) establish the Performance Goals and amounts that may be earned for the Performance Period, and (iv) determine any other terms and conditions applicable to the Award(s).
11.4     Additional Limitations. Notwithstanding any other provision of the Plan, any Award that is granted to a Participant and is intended to constitute qualified “performance-based compensation” under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as “performance-based compensation” under Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.
11.5     Determination of Amounts Earned. Following the completion of each Performance Period, the Committee will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved. In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m) of the Code, the Committee will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a Change of Control or in the event of a termination of employment following a Change of Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or Disability prior to a Change of Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.

SECTION 12
NONEMPLOYEE DIRECTOR AWARDS
12.1     General. As determined in the discretion of the Committee, Nonemployee Directors will be eligible to be granted all types of Awards under this Plan, including discretionary Awards not covered under this Section 12. All grants of CSEs to Nonemployee Directors pursuant to this Section 12 will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions. Notwithstanding any contrary provision of the Plan, no Participant who is a Nonemployee Director may be granted Awards during any Fiscal Year having a Grant Date fair value in excess of $1,500,000 (calculated using the assumptions and methods used for recording compensation expense in the Company’s financial statements).
12.2     Award of Common Stock Equivalents. On an annual basis, each Nonemployee Director may elect to receive up to 50% of his or her Nonemployee Director Compensation in cash and the balance in CSEs. If a Nonemployee Director does not make such an election, his or her Nonemployee Director Compensation shall be paid 100% in CSEs. A Nonemployee Director also may elect to have CSEs delivered as Shares immediately upon grant instead of upon ceasing to be a member of the Board as set forth in Section 12.3 below. Elections under this Section 12.2 must be made no later than December 31st (or such earlier date as the Company may specify) of each calendar year with respect to Nonemployee Director Compensation to be earned for services to be performed as a Nonemployee Director during the following calendar year. Any such election shall remain in effect until changed or terminated by making a new election with respect to Nonemployee Director Compensation to be earned in the following calendar year, provided that such election must be made no later than the December 31st immediately preceding such calendar year. On the first business day of each of Fiscal Quarter, the Company shall grant to each Nonemployee Director that number of CSEs equal to that portion of his or her Nonemployee Director Compensation for the immediately preceding quarter that he or she has elected to receive in CSEs, divided by the Fair Market Value of a Share on such day.
12.2.1     Book-Entry Account; Nontransferability. The number of CSEs awarded to each Nonemployee Director shall be credited to a book-entry account established in the name of the Nonemployee Director. The Company’s obligation with respect to such Common Stock Equivalents will not be funded or secured in any manner. No Common Stock Equivalent may be sold, pledged, assigned, transferred or disposed of in any manner, other than by will, the laws of descent or distribution or pursuant to a qualified domestic relations order, and may be exercised during the life of the Nonemployee Director only by the Nonemployee Director or a permitted transferee.
12.2.2     Dividends. If the Company pays a cash dividend with respect to the Shares at any time while CSEs are credited to an Nonemployee Director’s account, additional CSEs shall be credited to the Nonemployee Director’s account equal to (a) the dollar amount of the cash dividend the Nonemployee Director would have received had he or she been the actual owner of the Shares to which the CSEs then credited to the Nonemployee Director’s account relate, divided by (b) the Fair Market Value of one Share on the dividend payment date.
12.2.3     Stockholder Rights. A Nonemployee Director (or his or her designated beneficiary or estate) shall not be entitled to any voting or other stockholder rights as a result of the credit of CSEs to the Nonemployee Director’s account, until certificates representing Shares are delivered to the Nonemployee Director (or his or her designated beneficiary or estate) upon conversion of the Nonemployee Director’s CSEs to Shares pursuant to Section 12.3.
12.3     Settlement and Payment. On the date on which a Nonemployee Director ceases to be a member of the Board for any reason, the Company shall deliver to the Nonemployee Director (or his or her designated beneficiary or estate) a number of Shares equal to the whole number of CSEs then credited to the Nonemployee Director’s account, or at the Nonemployee Director’s option, shall have the Shares credited to an account for the Director with a brokerage firm of the Nonemployee Director’s choosing. Notwithstanding the foregoing, if the Nonemployee Director made a timely election under Section 12.2 to have any grants of CSEs delivered as Shares immediately upon grant, the Company instead shall deliver the Shares as described on the Grant Date.

SECTION 13
ADDITIONAL PROVISIONS
13.1     Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion and, unless otherwise expressly determined by the Committee, shall comply with the requirements of Section 409A.
13.2     Compliance with Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Committee. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, including with respect to any ambiguities or ambiguous terms, except as otherwise determined in the sole discretion of the Committee. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.
13.3     No Effect on Employment or Service. Nothing in the Plan or any Award shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.
13.4     Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
13.5     Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
13.6     Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
13.7     Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.
13.8     Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 13.7. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award to an individual or entity other than the Company for estate planning or charitable purposes. Any such transfer shall be made as a gift (i.e., without consideration) and in accordance with such procedures as the Committee may specify from time to time.
13.9     No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
13.10     Vesting of Awards following Change of Control. If, within 12 months after a Change of Control, a Participant’s employment is terminated by the Company without Cause, the vesting of each outstanding Award held by such Participant that was granted prior to the Change of Control shall be accelerated and treated as described in Section 4.4.1, as if the Award was not assumed or substituted for in the Change of Control. If a Participant who is a Nonemployee Director ceases to be such as of the date of a Change of Control (and does not become a member of the board of directors of the successor corporation, or a parent of the successor corporation), the vesting of each outstanding Award then held by the Participant that was granted on or after the Effective Date shall be accelerated as described in Section 4.4.1, as if the Award was not assumed or substituted for in the Change of Control. The accelerated vesting provided by this Section 13.10 shall not apply to an Award if: (a) the applicable Award Agreement specifically provides that the provisions of this Section 13.10 shall not apply to the Award, or (b) the Participant’s employment or service on the Board is terminated due to the Participant’s death or Disability.
13.11     Cancellation or Forfeiture of Awards. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may require a Participant to forfeit, return or reimburse the Company all or any portion of his or her Actual Award, to the extent required by law or provided under any claw-back or similar policy adopted by the Company in the event of fraud, breach of a fiduciary duty, restatement of financial statements, or violation of material Company policies or agreements. In enforcing the preceding sentence, and without limiting the authority of the Committee, the Committee, in its sole and absolute discretion, may choose to cancel, rescind, forfeit, suspend or otherwise limit or restrict any unexpired Award and/or with respect to any Award for which vested Shares and/or cash already have been delivered or credited, rescind such delivery or credit or require the Participant pay to the Company Shares or cash having a value equal to the delivered or credited amount (including any subsequent increase in value). The Company shall be entitled to set off any such amount owed to the Company against any amount owed to the Participant by the Company, to the extent permitted by law.
13.12     Minimum Vesting Period for Awards. Each Award shall be granted with a vesting schedule that provides that the Award will not vest or become exercisable until at least the one (1) year anniversary of the Grant Date of such Award, subject to the other provisions of the Plan (including, without limitation, Section 4.4, Section 13.10, and the provisions of the Plan granting the Committee authority to accelerate the vesting of Awards). Notwithstanding the preceding, (a) with respect to Awards that, in the aggregate, result in the issuance of no more than five percent (5%) of the Shares authorized under Section 4.1, Awards may be granted (or outstanding Awards held may be modified to the extent otherwise permissible under the Plan) without regard to the one (1) year minimum vesting requirement, and (b) to the extent determined by the Committee in its discretion, the one (1) year minimum vesting requirement shall not apply in the case of the Participant’s death, Disability or retirement.

SECTION 14
AMENDMENT, TERMINATION, AND DURATION
14.1     Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws. In addition, an amendment will be subject to stockholder approval if the Committee or the Board, in their sole discretion, deems such amendment to be a material amendment, except with respect to such an amendment that will impact Awards covering, in the aggregate, no more than five percent (5%) of the shares reserved for issuance under the Plan. The following amendments shall be deemed material amendments for purposes of the preceding sentence: (a) material increases to the benefits accrued to Participants under the Plan; (b) increases to the number of securities that may be issued under the Plan; (c) material modifications to the requirements for participation in the Plan, and (d) the addition of a new provision allowing the Committee to lapse or waive restrictions at its discretion. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
14.2     Duration of the Plan. The Plan shall be effective as of the Effective Date, and subject to Section 14.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect until the earlier of (a) the date for termination selected by the Board, or (b) February 3, 2024.
SECTION 15
TAX WITHHOLDING
15.1     Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), or at such earlier time as the Tax Obligations are due, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.
15.2     Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Committee in its discretion from time to time, these methods may include one or more of the following: (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or remitted, provided the delivery of such Shares will not result in any adverse accounting consequences as the Committee determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations, or (f) any other means which the Committee, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan. The amount of Tax Obligations will be deemed to include any amount that the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.
SECTION 16
LEGAL CONSTRUCTION
16.1     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
16.2     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
16.3     Requirements of Law. Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
16.4     Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.
16.5     Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
16.6     Inability to Obtain Authority. The Company will not be required to issue any Shares, cash or other property under the Plan unless all the following conditions are satisfied: (a) the admission of the Shares or other property to listing on all stock exchanges on which such class of stock or property then is listed; (b) the completion of any registration or other qualification or rule compliance of the Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental regulatory body, as counsel to the Company, in its absolute discretion, deems necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. federal, state or other governmental agency, which counsel to the Company, in its absolute discretion, determines to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Grant Date, vesting and/or exercise as the Company may establish from time to time for reasons of administrative convenience. If the Committee determines, in its absolute discretion, that after reasonable, good faith efforts by the Company, one or more of the preceding conditions will not be satisfied, the Company automatically will be relieved of any liability with respect to the failure to issue the Shares, cash or other property as to which such requisite authority will not have been obtained.
16.7     Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (with the exception of its conflict of laws provisions).
16.8     Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.